Paulson Capital Corp. Reports First Quarter 2008 Results

PORTLAND, OR -- 05/15/2008 -- Paulson Capital Corp. (NASDAQ: PLCC), parent company to Paulson Investment Company, Inc., today announced its first quarter financial results for the three months ended March 31, 2008.

Financial Highlights for Three Months Ended March 31, 2008 Compared to Three Months Ended March 31, 2007:

--  Total revenues declined 77.6% to $2.18 million from $9.70 million.
    -- Commissions from securities brokerage activities rose 8.2% to
       $4.46 million from $4.12 million.
    -- Corporate finance revenues totaled $395,000, a 60.3% decrease from
       $996,000.
    -- Investment losses were $7.04 million compared to investment income of $3.18 million.
    -- Trading income increased 222.5% to $4.32 million from $1.34 million.
--  Loss before taxes was $3.38 million compared to income before income taxes of $4.50 million.
--  Net loss totaled $2.13 million, or $0.35 loss per share, down from net income of $2.78 million, or $0.45 earnings per share.
--  Net cash provided by operations improved, rising 445% to $310,000 from
    $56,900.

As of March 31, 2008, the Company had $15.19 million in cash and receivables and approximately $36.40 million in total shareholders' equity. The value of the Company's trading securities, investment securities and underwriter warrants was $25.95 million. During the first quarter of this year, Paulson repurchased a total of 30,000 shares of its common stock under the stock repurchase program approved by the Board in September 2001, leaving approximately 122,000 shares to be repurchased under the program.

During the first three months of this year, Paulson completed one corporate finance transaction, raising $5.1 million for Healthy Fast Foods, Inc. through an Initial Public Offering.

Chester L.F. Paulson, Chairman of Paulson Capital Corp., stated, "Our first quarter results were impacted by ongoing market volatility. High gas prices, the shaky housing market and uncertainty in the political arena continue to plague both institutional and private investors. However, certain opportunities in investment banking are again starting to emerge. While mindful of the current conditions that prevail, we are positioning ourselves to take advantage of a positive market when it occurs."

Due to travel and scheduling conflicts, there will be no investor conference call to discuss the first quarter financial results. The next investor conference call will take place following the release of the second quarter 2008 results.

                   Paulson Capital Corp. and Subsidiary
                        CONSOLIDATED BALANCE SHEETS

                                                   March 31,   December 31,
                                                      2008         2007
                                                  ------------ ------------
                                                  (Unaudited)
Assets
   Cash and cash equivalents                      $    195,766 $     43,619
   Receivable from clearing organization            14,446,991   11,702,341
   Notes and other receivables                         549,905    1,563,530
   Deferred tax asset                                1,104,603            -
   Trading securities, at market value               9,514,526   12,037,368
   Investment securities, at market or estimated
    fair value                                       6,449,801    8,157,546
   Underwriter warrants, at estimated fair value     9,981,000   16,373,000
   Prepaid and deferred expenses                       630,121      939,371
   Furniture and equipment, at cost, net of
    accumulated depreciation and amortization of
    $891,685 and $862,616                              168,787      196,333
                                                  ------------ ------------
      Total Assets                                $ 43,041,500 $ 51,013,108
                                                  ============ ============

Liabilities and Shareholders' Equity
   Accounts payable and accrued liabilities       $  1,972,313 $  3,240,877
   Payable to clearing organization                     75,878    2,463,413
   Compensation, employee benefits and payroll
    taxes                                            1,775,516    2,065,972
   Securities sold, not yet purchased, at market
    value                                               36,110       36,259
   Income taxes payable - current                    1,564,825    1,369,710
   Income taxes payable - long-term                    302,000      297,000
   Deferred revenue                                    350,000      375,000
   Underwriter warrants--employee and independent
    contractor, at estimated fair value                560,000      651,000
   Deferred income taxes                                     -    1,821,000
                                                  ------------ ------------
      Total Liabilities                              6,636,642   12,320,231

Commitments and Contingencies                                -            -

Shareholders' Equity
   Preferred stock, no par value; 500,000 shares
    authorized; none issued                                  -            -
   Common stock, no par value; 20,000,000 shares
    authorized; shares issued and outstanding:
    6,007,150 and 6,037,150                          1,965,419    1,972,319
   Retained earnings                                34,439,439   36,720,558
                                                  ------------ ------------
      Total Shareholders' Equity                    36,404,858   38,692,877

                                                  ------------ ------------
      Total Liabilities and Shareholders' Equity  $ 43,041,500 $ 51,013,108
                                                  ============ ============

                   Paulson Capital Corp. and Subsidiary
                   CONSOLIDATED STATEMENT OF OPERATIONS
                               (Unaudited)

                                                For the Three Months Ended
                                                         March 31,
                                                    2008          2007
                                                ------------  -------------
Revenues
   Commissions                                  $  4,455,829  $   4,116,568
   Corporate finance                                 395,389        995,511
   Investment income (loss)                       (7,037,585)     3,184,344
   Trading income                                  4,322,435      1,340,076
   Interest and dividends                             14,621         34,173
   Other                                              25,225         25,375
                                                ------------  -------------
                                                   2,175,914      9,696,047

Expenses
   Commissions and salaries                        4,339,564      3,964,709
   Underwriting expenses                             145,597        159,955
   Rent, telephone and quotation services            286,724        313,235
   Professional fees                                 260,139        203,945
   Bad debt expense                                    2,937         47,689
   Travel and entertainment                           32,210         35,380
   Advertising and promotion expense                  58,196         48,006
   Settlement expense                                 16,500         79,717
   Depreciation and amortization                      29,068         28,964
   Other                                             380,793        314,048
                                                ------------  -------------
                                                   5,551,728      5,195,648
                                                ------------  -------------

      Income (loss) before income taxes           (3,375,814)     4,500,399

Income tax expense (benefit):
   Current                                         1,681,603        486,955
   Deferred                                       (2,925,603)     1,236,247
                                                ------------  -------------
                                                  (1,244,000)     1,723,202
                                                ------------  -------------

Net income (loss)                               $ (2,131,814) $   2,777,197
                                                ============  =============

Basic net income (loss) per share               $      (0.35) $        0.45
                                                ============  =============

Diluted net income (loss) per share             $      (0.35) $        0.45
                                                ============  =============

Shares used in per share calculations:
   Basic                                           6,018,908      6,157,672
                                                ============  =============
   Diluted                                         6,018,908      6,166,906
                                                ============  =============

About Paulson Capital Corporation

Paulson Capital Corporation is the parent company to Paulson Investment Company, Inc. Headquartered in Portland, Oregon, Paulson Investment Company, Inc. is the Northwest's largest independent brokerage firm and a national leader in public offerings of small and emerging growth companies with capital needs of $5 million to $45 million. Founded by Chester "Chet" Paulson in 1970, it has managed or underwritten 163 securities offerings and has generated more than $1.2 billion for client companies. The firm's enduring success stems from its ability to recognize emerging industry trends and from supporting emerging companies pioneering positive change and advancements in those related markets.

With corporate and independent retail brokerage offices located in 11 states throughout the country, Paulson Investment Company, Inc. aims to earn and build trust with retail and select institutional investors through highly customized financial portfolio management, diversified financial products and service offerings and effective administration and execution of investment strategies that specifically address individual risk tolerance levels. In addition, Paulson Investment Company, Inc.'s brokerage clients look to the firm for compelling new investment ideas in the small and emerging growth markets.

This release may contain "forward-looking statements" based on current expectations but involving known and unknown risks and uncertainties. Actual results of achievements may be materially different from those expressed or implied. The Company's plan and objectives are based on judgments with respect to future conditions in the securities markets as well as general assumptions regarding the economy and competitive environment in the securities industry, which can be volatile and out of our control. In particular, we make assumptions about our ability to complete corporate finance transactions and increase the volume and size of our securities trading operations, which are difficult or impossible to predict accurately and often beyond the control of the Company. Therefore, there can be no assurance that any forward-looking statement will prove to be accurate.

FOR MORE INFORMATION, PLEASE CONTACT:
Dodi Handy
President and CEO
Elite Financial Communications Group
407-585-1080
or via email at plcc@efcg.net